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                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                             FORM 8-K

                           CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported):July 14, 1999




                  UNITED TENNESSEE BANKSHARES, INC.
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        (Exact name of registrant as specified in charter)



TENNESSEE                        0-23551         62-1710108
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(State or other jurisdiction   (Commission   (I.R.S. Employer
  of incorporation)            File Number)  Identification No.)



344 BROADWAY, NEWPORT, TENNESSEE                          37821
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(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (423)623-6088

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ITEM 5.   OTHER EVENTS.
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     On July 14, 1999, United Tennessee Bankshares, Inc. (the
"Registrant"), announced that it had received the approval of the Office of Thrift Supervision to repurchase an additional 5.0% of its outstanding shares of common stock, approximately 65,646 shares. The repurchase program is expected to commence on or about July 19, 1999.

     Stock repurchases generally would be effected through open market purchases, although the possibility of unsolicited negotiated transactions or other types of repurchases has not been ruled out. It is expected that a reduction in the number of the Registrant's outstanding shares will have the effect of increasing the Registrant's per share earnings and book value.

     Repurchased shares may be acquired directly by the Registrant and cancelled or, in management's judgment, acquired by a trust for the Registrant, in which event such acquired shares would be held as, in effect, treasury shares for the benefit of the Registrant. This program will be dependent upon market conditions, and there is no guarantee as to the exact number of shares to be repurchased by the Registrant.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
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          AND EXHIBITS.
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     None.

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                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     UNITED TENNESSEE BANKSHARES, INC.




                      By:  /s/ Richard G. Harwood
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                           Richard G. Harwood
                           President and Chief Executive Officer


Date: July 15, 1999